WESTERN ASSET INVESTMENT GRADE
DEFINED OPPORTUNITY TRUST INC.

Sub-Item 77q1

Registrant incorporates by reference
Registrant's MANAGEMENT AGREEMENT and
SUBADVISORY AGREEMENTS filed as exhibits to Amendment No.1 to pre-effective
Form N-2 filed on May 29, 2009.
(Accession No. 0001104659-09-035873)